Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of JPMorgan Trust I

In planning and performing our audits of the financial statements of the funds listed in Appendix I of
JPMorgan Trust I (the "Funds") as of and for the year ended October 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds'
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds'
internal control over financial reporting and their operations, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2014.

This report is intended solely for the information and use of management, the Board of Trustees of
JPMorgan Trust I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
December 23, 2014

Appendix I

JPMorgan Market Neutral Fund
JPMorgan Asia Pacific Fund
JPMorgan China Region Fund
JPMorgan Commodities Strategy Fund
JPMorgan Emerging Economies Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Emerging Markets Local Currency Debt Fund
JPMorgan Global Allocation Fund
JPMorgan Global Equity Income Fund
JPMorgan Global Natural Resources Fund
JPMorgan Global Unconstrained Equity Fund
JPMorgan Global Research Enhanced Index Fund
JPMorgan Income Builder Fund
JPMorgan International Currency Income Fund
JPMorgan International Unconstrained Equity Fund
JPMorgan International Opportunities Fund
JPMorgan International Equity Fund
JPMorgan International Value Fund
JPMorgan International Value SMA Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid International Fund
JPMorgan Latin America Fund
JPMorgan Multi-Cap Long/Short Fund
JPMorgan Research Market Neutral Fund
JPMorgan Research Equity Long/Short Fund
JPMorgan Systematic Alpha Fund
JPMorgan Tax Aware Equity Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Tax Aware Real Return SMA Fund
JPMorgan Total Emerging Markets Fund
JPMorgan Europe Research Enhanced Equity Fund
JPMorgan Opportunistic Equity Long/Short Fund

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